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                                                               EXHIBIT 99.(a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK

                                      OF

                       VITALINK PHARMACY SERVICES, INC.

                                      TO

                               MANOR CARE, INC.

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, MAY 21, 1997, UNLESS THE OFFER IS EXTENDED.


  This Notice of Guaranteed Delivery or one substantially equivalent hereto may be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share (the "Shares"), of Vitalink Pharmacy Services, Inc., a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase dated April 24, 1997 (the "Offer to Purchase")), or the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by telegram or facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

       By Mail:                  By Facsimile:     By Hand/Overnight Courier:



    P.O. Box 3301              (For Eligible        120 Broadway, 13th Floor
 South Hackensack, NJ        Institutions Only)        New York, NY 10271
        07606                   (201) 329-8936        Attn: Reorganization
 Attn: Reorganization                                      Department
      Department             Confirm by Telephone:
                                (201) 296-4860

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY OR ONE SUBSTANTIALLY EQUIVALENT HERETO, PROPERLY COMPLETED AND DULY EXECUTED, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares or, in the case of a book-entry transfer of Shares, an Agent's Message and a Book-Entry Confirmation (each as defined in the Offer to Purchase), to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to the Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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LADIES AND GENTLEMEN:

  The undersigned hereby tenders to Manor Care, Inc., a Delaware corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 24, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

Number of Shares: ______________________________________________________ Shares

Certificate No(s). (if available):  ___________________________________________
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If Share(s) will be tendered by book-entry transfer, check ONE box.

  [_] The Depository Trust Company

  [_] Philadelphia Depository Trust Company

Account Number: _______________________________________________________________

Date: _________________________________________________________________________

Name(s) of Record Holder(s): __________________________________________________
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Address(es): __________________________________________________________________
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Area Code and Telephone Number(s): ____________________________________________
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Signature(s):  ________________________________________________________________
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                     THE GUARANTEE BELOW MUST BE COMPLETED


                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees to deliver to the Depositary, at one of its addresses set forth above, the certificates representing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees or, in the case of a book-entry transfer of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange Inc. trading days after the date hereof.

 Name of Firm: _____________________________________________________________

 Address: __________________________________________________________________

____________________________________________________________________________

 Area Code and Telephone Number: ___________________________________________

____________________________________________________________________________
                            (AUTHORIZED SIGNATURE)

 Title: ____________________________________________________________________

 Name: _____________________________________________________________________

____________________________________________________________________________
                            (PLEASE TYPE OR PRINT)

 Date: _____________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
       DELIVERY. CERTIFICATES FOR SHARES SHOULD ONLY BE SENT TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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